Exhibit 99.1

Independent Auditors’ Report

The Partners

CITGO Asphalt Refining Company:

We have audited the accompanying consolidated balance sheet of CITGO Asphalt Refining Company (a general partnership) and subsidiary (the Company) as of December 31, 2007, and the related consolidated statements of income, changes in partners’ capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CITGO Asphalt Refining Company and subsidiary as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

June 2, 2008

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Consolidated Balance Sheet

December 31, 2007

(Dollars in thousands)

Assets

Current assets:
Cash and cash equivalents	$32
Accounts receivable, net	80,818
Inventories	80,349
Prepaid expenses and other	221

Total current assets	161,420
Property, plant, and equipment – net	113,339
Other assets	3,599

$278,358

Liabilities and Partners’ Capital

Current liabilities:
Accounts payable	$24,064
Payables to affiliates	69,794
Taxes other than income	1,240
Other	6,894

Total current liabilities	101,992

Other noncurrent liabilities	5,726

Total liabilities	107,718
Partners’ capital	170,640

$278,358

See accompanying notes to consolidated financial statements.

2

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Consolidated Statement of Income

Year ended December 31, 2007

(Dollars in thousands)

Revenues:
Net sales	$1,867,468
Sales to affiliates	52,897

1,920,365

Other income, net	308

1,920,673

Cost of sales and expenses:
Cost of sales and operating expenses (including purchases of $1,461,622 from affiliates)	1,835,336
Selling, general, and administrative expenses	24,814

1,860,150

Income before income taxes	60,523
Income taxes	(40)

Net income	$60,483

See accompanying notes to consolidated financial statements.

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CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Consolidated Statement of Changes in Partners’ Capital

Year ended December 31, 2007

(Dollars in thousands)

Total partners’ capital
Balance, December 31, 2006	$205,157

Net income	60,483

Noncash dividends paid to partners	(95,000)

Balance, December 31, 2007	$170,640

See accompanying notes to consolidated financial statements.

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CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Consolidated Statement of Cash Flows

Year ended December 31, 2007

(Dollars in thousands)

Cash flows from operating activities:
Net income	$60,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,914
Provision for losses on accounts receivable	(23)
Loss on sale or retirement of property, plant, and equipment	119
Changes in operating assets and liabilities:
Accounts receivable	(32,415)
Inventories	(21,374)
Prepaid expenses and other current assets	383
Accounts payables and other current liabilities	5,008
Payables to affiliates	42,427
Other noncurrent assets	(1,856)
Other noncurrent liabilities	2,998

Net cash provided by operating activities	68,664

Cash flows from investing activities:
Capital expenditures	(4,947)
Proceeds from sale of property, plant, and equipment	30

Net cash used in investing activities	(4,917)

Cash flows from financing activity:
Net borrowings from affiliates	(63,747)

Net cash used in financing activity	(63,747)

Net decrease in cash and cash equivalents	—

Cash and cash equivalents, beginning of year	32

Cash and cash equivalents, end of year	$32

Supplemental disclosure of noncash financing activities:
Noncash dividends	$(95,000)

See accompanying notes to consolidated financial statements.

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CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

(1)	Significant Accounting Policies

(a)	Description of Business

CITGO Asphalt Refining Company (CARCO) is a New Jersey general partnership that is 90% owned by CITGO Petroleum Corporation (CITGO) and 10% owned by CITGO East Coast Oil Corporation, which is an indirect wholly owned subsidiary of CITGO. CITGO’s parent company is PDV America, Inc. (PDV America), an indirect wholly owned subsidiary of Petróleos de Venezuela, S.A. (PDVSA or ultimate parent), the national oil company of the Bolivarian Republic of Venezuela.

CARCO refines heavy and extra heavy crude oil to produce asphalt, naphtha, marine diesel oil, vacuum gas oil and other related products. Refined industrial products are sold to various manufacturing and industrial companies throughout the United States. CARCO owns and operates two asphalt refineries (Paulsboro, New Jersey, and Savannah, Georgia). CARCO’s wholly owned subsidiary CITERCO was formed in 1997 to produce polymer modified asphalt cement (PMAC) utilizing the SEAL-O-FLEX technology.

In November 2007, CITGO signed a sale and purchase agreement with NuStar Energy L.P. to sell CARCO’s property, plant and equipment and inventory to be valued at closing. The sale of all the property, plant and equipment and inventory with the exception of 240,000 barrels of refined product was completed on March 20, 2008. CITGO received approximately $654 million and $147 million in cash proceeds in March 2008 and May 2008, respectively, as a result of this sale.

Following this sale, CARCO has no further operating assets or future operations.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of CARCO and its wholly owned subsidiary, CITERCO (collectively referred to as the Company). All material intercompany transactions and accounts have been eliminated.

(c)	Estimates, Risks, and Uncertainties

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CARCO’s operations can be influenced by domestic and international political, legislative, regulatory, and legal environments. In addition, significant changes in the prices or availability of crude oil and refined products could have a significant impact on CARCO’s results of operations for any particular year.

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CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

(d)	Impairment of Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the separately identifiable anticipated undiscounted net cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated net cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for disposal costs.

(e)	Revenue Recognition

Revenue is generated from the sale of asphalt and other refined petroleum products to bulk purchasers and wholesale purchasers. Asphalt is generally marketed to independent paving contractors on the East and Gulf Coasts and the Midwest of the United States. Industrial products are sold to various manufacturers and industrial companies throughout the United States.

Revenue recognition occurs at the point that title to the product is transferred to the customer. That transfer is determined from the delivery terms of the customer’s contract. In the case of bulk purchasers, delivery and title transfer may occur while the refined petroleum products are in transit, if agreed by the purchaser; or may occur when the hydrocarbons are transferred into a storage facility at the direction of the purchaser. In the case of wholesale purchasers, delivery and title transfer generally occurs when the refined petroleum products are transferred from a storage facility to the transport truck.

(f)	Marketing Activities

The Company also engages in the selling of asphalt to distributors and other bulk customers and also sells unfinished refined products marketed as feedstock to other refineries and blenders.

(g)	Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid short-term investments and bank deposits with initial maturities of three months or less. The Company had no cash equivalents as of December 31, 2007.

(h)	Inventories

Crude oil, asphalt, and other refined product inventories are stated at the lower of cost or market and cost is determined using the last-in, first-out (LIFO) method. Materials and supplies are valued using the average cost method.

7	(Continued)

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

(i)	Property, Plant, and Equipment

Property, plant, and equipment are reported at cost, less accumulated depreciation. Depreciation is based upon the estimated useful lives of the related assets using the straight-line method. Depreciable lives are generally as follows: buildings and leaseholds – 10 to 24 years; machinery and equipment – 5 to 25 years; and vehicles – 3 to 10 years.

Upon disposal or retirement of property, plant, and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

The Company capitalizes interest on projects when construction entails major expenditures over extended time periods. Such interest is allocated to property, plant, and equipment and amortized over the estimated useful lives of the related assets. There were no projects at the Company that would qualify as major expenditure to qualify as capitalized interest for 2007.

(j)	Refinery Maintenance

Costs of major refinery turnaround maintenance are capitalized and charged to operations over the estimated period between turnarounds. Turnaround periods range approximately from one to seven years. Unamortized costs are included in other assets. Amortization of refinery turnaround costs is included in depreciation and amortization expense. Amortization was $2.9 million for the year ended December 31, 2007. Ordinary maintenance is expensed as incurred.

(k)	Environmental Expenditures

Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or cleanups are probable and the costs can be reasonably estimated. Environmental liabilities are recorded at their present value and without consideration of potential recoveries from third parties. Subsequent adjustments to estimates, to the extent required, may be made as more refined information becomes available.

(l)	Income Taxes

The Company is not subject to federal income taxes as income is reportable directly by the individual partners. Therefore, there is no provision for federal income taxes in the accompanying consolidated financial statements. The Company is subject to certain state or local income taxes.

(2)	Related-Party Transactions

The Company purchases 100% of the crude oil processed in its refineries from subsidiaries of PDVSA under long-term supply agreements and spot purchases. These supply agreements extend through 2010 for the Paulsboro refinery and 2013 for the Savannah refinery. The Company’s crude oil purchase commitments under these supply agreements are approximately 47 thousand barrels per day. The Company purchased $1,462 million of crude oil, feed stocks, and other products from wholly owned subsidiaries of PDVSA in 2007 under these and other purchase agreements. At December 31, 2007, $43 million were included in payables to affiliates as a result of these transactions.

8	(Continued)

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

These long-term crude oil supply agreements require PDVSA to supply minimum quantities of crude oil and other feed stocks to CARCO. The supply agreements incorporate formula prices based on the market value of a slate of refined products deemed to be produced from each particular grade of crude oil or feedstock, less (i) specified deemed refining costs; (ii) specified actual costs, including transportation charges, actual cost of natural gas and electricity, import duties, and taxes; and (iii) a deemed margin, which varies according to the grade of crude oil or feedstock delivered. Under each supply agreement, deemed margins and deemed costs are adjusted periodically by a formula primarily based on the rate of inflation. Because deemed operating costs and the slate of refined products deemed to be produced for a given barrel of crude oil or other feedstock do not necessarily reflect the actual costs and yields in any period, the actual refining margin earned by CARCO under the various supply agreements will vary depending on, among other things, the efficiency with which CARCO conducts its operations during such period. The price CARCO pays for crude oil purchased under these crude oil supply agreements is not directly related to the market price of any other crude oil. Thus, there are periods in which the price paid for crude oil purchased under those agreements may be higher or lower than the price that might have been paid in the spot market.

The Company had unfinished refined product sales to CITGO, primarily at market-related prices of $53 million in 2007. CITGO also charges the Company for payroll expenses, including pension and other postretirement benefits incurred on behalf of the Company for those employees. Charges related to the Company’s participation in the CITGO pension and other postretirement plans totaled $3.1 million for 2007. CITGO has also charged the Company approximately $8.3 million during 2007 for various support services and overhead, which CITGO allocates to the Company based on CITGO management’s estimate of CARCO’s pro rata portion of these expenses.

CITGO provides the cash management and financing functions for CARCO, including the collection of receivables, the payment of expenses, and the financing of all operating and capital expenditures. CITGO and CARCO will periodically settle a portion or all of these net balances through the declaration of dividends to CITGO (and CITGO East Coast Oil Corporation). As a result, during the year ended December 31, 2007, the Company declared a noncash dividend of $95.0 million paid through a reduction in the receivables due from CITGO. As of December 31, 2007, there was $27 million payable to affiliates as a result of all these transactions with CITGO.

(3)	Accounts Receivable

(Dollars in thousands)
Trade	$79,826
Other receivables	1,428

81,254

Less allowance for uncollectible accounts	(436)

$80,818

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CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

Sales are made on account, based on preapproved unsecured credit terms established by CARCO management. Allowances for uncollectible accounts are established based on several factors that include, but are not limited to, analysis of specific customers, historical trends, and other information.

(4)	Inventories

(Dollars in thousands)
Crude oil	$36,431
Refined products	42,110
Materials and supplies	1,808

$80,349

At December 31, 2007, estimated net market values exceeded historical cost by approximately $80.8 million. The reductions of LIFO inventory quantities resulted in a liquidation of prior years’ LIFO layers and decreased cost of goods sold by approximately $3.6 million in 2007.

(5)	Property, Plant, and Equipment

(Dollars in thousands)
Land	$5,478
Buildings and leaseholds	31,216
Machinery and equipment	184,628
Vehicles	287
Construction in process	5,152

226,761

Accumulated depreciation and amortization	(113,422)

$113,339

Depreciation expense for 2007 was $10 million. Net losses on disposals, impairments, and retirements of property, plant, and equipment were approximately $119,000 in 2007.

10	(Continued)

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

(6)	Commitments and Contingencies

(a)	Litigation and Injury Claims

Various lawsuits and claims arising in the ordinary course of business are pending against CARCO. CARCO records accruals for potential losses when, in management’s opinion, such losses are probable and reasonably estimable. If known lawsuits and claims were to be determined in a manner adverse to CARCO, and in amounts greater than CARCO’s accruals, then such determinations could have a material adverse effect on CARCO’s results of operations in a given reporting period. The most significant lawsuits and claims are discussed below.

On November 26, 2004, the Athos I, a merchant tanker, struck a submerged anchor in the public channel of the Delaware River near Paulsboro, New Jersey and released crude oil owned by CARCO. In a maritime limitation of liability action in federal court in Philadelphia, Pennsylvania, the owner of the Athos I has counterclaimed against CARCO for over $125 million in oil spill recovery and clean up costs. The Company does not believe that it has any liability and will vigorously defend itself.

In 1973, predecessors to CARCO entered into a Terminal Service Agreement with Atlantic City Electricity. It was amended in 1986 by CARCO’s immediate predecessor. In 1997, CARCO began using a tank identified in the terminal agreement to store sour water and reduced the monthly fee. In the spring of 2007, RC Cape May Holding purchased the ACE power plant and told CARCO it was opting to use a tank identified in the terminal agreement for trading purposes. CARCO refused this request, and in June 2007, Cape May invoked arbitration. In July 2007, CARCO filed its answer. An arbitrator has been selected. CITGO and CARCO shall continue to vigorously defend this case. The Company does not believe that the resolution of this matter will have a material adverse effect on its financial condition or results of operations.

At December 31, 2007, CARCO’s balance sheet included an accrual for lawsuits and claims of $3 million. CARCO estimates that an additional loss of $22 million is reasonably possible in connection with such lawsuits and claims.

(b)	Environmental Compliance and Remediation

CARCO is subject to the federal Clean Air Act (CAA), which includes the New Source Review program as well as the Title V air permitting program; the federal Clean Water Act, which includes the National Pollution Discharge Elimination System program; the Toxic Substances Control Act; and the federal Resource Conservation and Recovery Act and their equivalent state programs. CARCO believes it is in material compliance with the requirements of all of these environmental regulatory programs. CARCO does not have any material Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) liability because the former owners of many of CARCO’s assets have by explicit contractual language assumed all or the material portion of CERCLA obligations related to those assets.

11	(Continued)

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

In addition, CARCO is subject to various other federal, state, and local environmental laws and regulations that may require CARCO to take additional compliance actions and also actions to remediate the effects on the environment of prior disposal or release of petroleum, hazardous substances, and other waste and/or pay for natural resource damages. Maintaining compliance with environmental laws and regulations could require significant capital expenditures and additional operating costs. Also, numerous other factors affect CARCO’s plans with respect to environmental compliance and related expenditures.

CARCO’s accounting policy establishes environmental reserves as probable site restoration and remediation obligations become reasonably capable of estimation. Environmental liabilities are recorded at their present value and without consideration of potential recoveries from third parties. Subsequent adjustments to estimates, to the extent required, will be made as more refined information becomes available. CARCO believes the amounts provided in its consolidated financial statements, as prescribed by U.S. generally accepted accounting principles, are adequate in light of probable and estimable liabilities and obligations. However, there can be no assurance that the actual amounts required to discharge alleged liabilities and obligations and to comply with applicable laws and regulations will not exceed amounts provided for or will not have a material adverse effect on CARCO’s consolidated results of operations, financial condition, and cash flows.

In January and July 2001, CITGO received notices of violation (NOVs) from the U.S. EPA alleging violations of the CAA. The NOVs are an outgrowth of an industry-wide and multi-industry U.S. EPA enforcement initiative alleging that many refineries, electric utilities, and other industrial sources modified air emission sources. Without admitting any violation, CITGO executed a Consent Decree with the U.S. government and the states of New Jersey and Georgia. The Consent Decree requires the implementation of control equipment at CARCO’s refineries. Approximately $2 million in capital costs will be incurred over a period of time, primarily in 2008 and thereafter.

At December 31, 2007, CARCO’s balance sheet included an environmental accrual of $200,000. CITGO estimates that an additional loss of $200,000 is reasonably possible in connection with environmental matters.

Various regulatory authorities have the right to conduct, and from time to time do conduct, environmental compliance audits or inspections of CARCO and its subsidiaries’ facilities and operations. Those compliance audits or inspections have the potential to reveal matters that those authorities believe represent noncompliance in one or more respects with regulatory requirements and for which those authorities may seek corrective actions and/or penalties in an administrative or judicial proceeding. Based upon current information, CARCO does not believe that any such prior compliance audit or inspection or any resulting proceeding will have a material adverse effect on its future business and operating results, other than matters described above.

Conditions that require additional expenditures may exist with respect to CARCO’s various sites including, but not limited to, its operating refinery complexes, former refinery sites, and crude oil and petroleum product storage terminals. Based on currently available information, CARCO cannot determine the amount of any such future expenditures.

12	(Continued)

CITGO ASPHALT REFINING COMPANY

(A General Partnership)

Notes to Consolidated Financial Statements

December 31, 2007

(7)    Leases

The Company has various noncancelable operating leases, primarily for product storage facilities, office space, and rail cars. Operating lease expense totaled $23 million in 2007. Future minimum lease payments for the noncancelable operating leases are as follows (dollars in thousands):

Operating leases
Year:
2008	$23,972
2009	11,345
2010	10,175
2011	8,402
2012	2,033
Thereafter	—

Total minimum lease payments	$55,927

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